Exhibit 3.(ii)

BYLAWS

OF

MESA LABORATORIES, INC.

ARTICLE ONE

OFFICES

The principal office of the corporation shall be in the State of Colorado. The corporation may also have offices at such other places within or without the State of Colorado as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE TWO

SHAREHOLDERS

Section 2-1. Place of Meetings. Meetings of shareholders shall be held at the principal office of the corporation or at such other place within or without the State of Colorado as the Board of Directors shall authorize.

Section 2-2. Annual Meeting. An annual meeting of the shareholders shall be held, on a date determined by the Board of Directors, when the shareholders shall elect Directors and transact such other business as may properly come before the meeting.

Section 2-3. Special Meetings. Special meetings of the shareholders may be called by the Board of Directors or by the President, and shall be called by the President or the Secretary at the request of a majority of the Board or at the request, in writing, by shareholders owning not less than ten percent of the voting shares issued and outstanding. Such request and the notice of meeting issued pursuant thereto shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

Section 2-4. Fixing Record Date. For the purpose of determining the shareholders qualified or entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders qualified or entitled to receive payment of any dividend or the allotment of any rights, or for any other proper purpose, the Board of Directors shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall be not more than fifty nor less than ten days before the date of such meeting. If no record date is fixed by the Board, the record date for any such purpose shall be ten days before the date of such meeting or action. When such determination of qualified or entitled shareholders has been made as provided above, such determination shall also apply to any adjourned meeting, except where transfer of stock to a new holder has been entered on the transfer books of the corporation after the original meeting was adjourned and at least ten days before the date of such adjourned meeting.

Section 2-5. Notice of Meetings of Shareholders. Written notice shall be delivered either personally or by mail to each shareholder entitled to vote at any meeting of the shareholders. Such notice shall be delivered not less than ten nor more than fifty days before the date of the meeting. If action is proposed to be taken at a meeting that might increase the authorized shares, at least thirty days' notice shall be given. The notice of each meeting shall state the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called. The notice shall indicate that it is being issued by or at the direction of the officer or persons calling the meeting. If mailed, such notice shall be deemed delivered when deposited in the United States mail, with postage prepaid, addressed to the shareholder at his address as it appears on the record of shareholders, or if he shall have filed with the Secretary a written request that notices to him be mailed to some other address, then directed to him at such other address. Unless the Board of Directors shall fix a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.

Section 2-6. Waivers. Notice of meeting need not be given to any shareholder who signs, either in person or by proxy and whether before or after the meeting, a waiver of notice. The attendance, whether in person or by proxy, of any shareholder at a meeting without protesting the lack of notice of the meeting prior to the conclusion of such meeting shall constitute a waiver of notice by such shareholder.

Section 2-7.Quorum of Shareholders.

Section 2-7-1. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders for the transaction of any business; provided, however, that when a specified item of business is required to be voted on by a class or classes, representatives of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business. Unless otherwise required by law, the vote of a majority of the shares present at the time of a vote, if a quorum is or has been present, shall be the act of the shareholders.

Section 2-7-2. If less than a majority of the outstanding shares entitled to vote thereat are represented at a meeting, or for any valid business reason at a meeting where such majority is present, a majority in interest of the shareholders present may adjourn the meeting from time to time to a fixed date without further notice as to the time and place of such adjourned meeting, but each adjournment shall be for a period not in excess of sixty days. At any such adjourned meeting at which a quorum shall be present or represented, only such business may be transacted which might have been transacted at a meeting as originally scheduled, unless all shares are represented and do not object.

Section 2-7-3. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholder and those remaining may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 2-8. Proxies. Every shareholder entitled to vote at a meeting of the shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be signed by the shareholder or his attorney-in-fact and delivered to the secretary of the meeting prior to or during the roll call, or be returned to the corporation with the signed consent to action without a meeting. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

Section 2-9. Voting.

Section 2-9-1. At all meetings of shareholders voting may be by word of mouth; however, any qualified voter may demand a stock vote, whereupon such vote shall be taken by ballot and the secretary shall record the name of the shareholder voting, the number of shares voted, and, if such vote shall be by proxy, the name of the proxy holder.

Section 2-9-2. Each shareholder shall have one vote for each share issued and outstanding which is registered in his name on the books of the corporation, except as otherwise provided in the Articles of Incorporation and except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of shareholders entitled to vote prior to his becoming a shareholder. A complete list of shareholders entitled to vote at such meeting of the shareholders or any adjournment thereof, arranged in alphabetical order and setting forth the number of voting shares held by each shareholder, shall be prepared by the Secretary or the transfer agent of the corporation who shall have charge of the stock ledger and stock transfer books of the corporation. Such list shall be subject to inspection by any shareholder at the principal office of the corporation during business hours for ten days prior to such meeting and throughout the meeting or any adjournment thereof.

Section 2-10. Written Consent of Shareholders. Any action that may be taken by vote may be taken without a meeting on the written consent setting forth the action so taken, signed by the holders of all the outstanding shares entitled to vote thereon.

Section 2-11. Inspectors. The Board may, in advance of any meeting of shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No Director or candidate for the office of Director shall act as an inspector of an election of Directors. Inspectors need not be shareholders.

ARTICLE THREE

DIRECTORS

Section 3-1. Board of Directors. The business of the corporation shall be managed by a Board of Directors, consisting in the range of six to twelve members, each of whom shall be at least twenty-one years of age.

Section 3-2. Election and Term of Directors. At each annual meeting of shareholders, the shareholders shall elect Directors. Each Director shall hold office until the next annual meeting and until his successor has been elected and qualified, or until his death, resignation or removal.

Section 3-3. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of Directors or vacancies occurring in the Board for any reason may be filled by a vote of a majority of the Directors then in office, even though less than a quorum may exist, unless otherwise provided in the Articles of Incorporation. A Director chosen to fill a position resulting from an increase in the number of Directors shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified, or until his death, resignation or removal. A Director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

Section 3-4. Resignation and Removal. A Director may resign at any time by giving written notice to the Board, the President, or the Secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective. Any Director may be removed at any time, with or without cause, as provided by law.

Section 3-5. Quorum of Directors. A majority of the entire Board of Directors shall constitute a quorum for the transact ion of business or of any specified item of business.

Section 3-6. Action of the Board of Directors. Unless otherwise required by law, the vote of a majority of the Directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors. Each Director present shall have one vote regardless of the number of shares, if any, which he may hold.

Section 3-7. Place and Time of Board Meetings. The Board of Directors may hold its meetings at the office of the corporation or at such other places, either within or without the State of Colorado, as it may from time to time determine. Notice of any meeting must be given either verbally by telephone, by certified mail or by e-mail not less than five days before the meeting, and said notice shall contain the date, place and purpose of the meeting.

Section 3-8. Meeting by Conference Telephone. Members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

Section 3-9. Regular Annual Meeting. A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of shareholders at the place of such annual meeting of shareholders.

Section 3-10. Notice of Meetings of the Board, Adjournment.

Section 3-10-1. Regular meetings of the Board may be held at such time and place as the Board shall from time to time determine. Special meetings of the Board shall be held upon notice to the Directors and may be called by the President upon five days' notice to each Director either verbally by telephone, by certified mail or by e-mail. Special meetings shall be called by the President or by the Secretary in a like manner at the written request of at least two Directors. Notice of a meeting need not be given to any Director who submits a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

Section 3-10-2. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given to all Directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other Directors.

Sect ion 3-11. Chairman. At all meetings of the Board of Directors, the Chairman of the Board, if one has been elected, shall preside. In the absence of a Chairman the President, or in his absence the next highest officer shall preside. In the event there be two or more persons of equal title, a chairman chosen by the Board shall preside.

Section 3-12. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of two or more Directors. Each such committee shall serve at the pleasure of the Board.

Section 3-13. Compensation. Compensation of Directors shall be as recommended by the Compensation Committee of the Board and approved by the Board of Directors.

Section 3-14. Presumption of Assent. A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

Section 3-15. Written Consent of Directors. Any action that may be taken by vote may be taken without a meeting on written consent setting forth the action so taken, signed by all the Directors entitled to vote thereon.

ARTICLE FOUR

OFFICERS

Section 4-1. Offices, Election and Term of Office.

Section 4-1-1. The Board of Directors shall elect or appoint a President, one or more Vice-Presidents, a Secretary and a Treasurer, and such other officers, including a Chairman of the Board, as the Board may determine, who shall have such duties, powers and functions as hereinafter provided.

Section 4-1-2. All officers that are elected or appointed shall hold office at the pleasure of the Board.

Section 4-2. Removal, Resignation, Salary, Etc.

Section 4-2-1. Any officer elected or appointed by the Board may be removed by the Board with or without cause.

Section 4-2-2. In the event of the death, resignation or removal of an officer, the Board in its discretion may elect or appoint a successor to fill the unexpired term.

Section 4-2-3. Any two or more offices may be held by the same person, except the offices of President and Secretary.

Section 4-2-4. The salaries of all officers shall be fixed by the Board from time to time.

Section 4-3. Chairman of the Board. The Chairman of the Board, if any, shall, if present, preside at each meeting of the Board of Directors and shall be an ex officio member of all committees of the Board. He shall perform all such duties as may from time to time be assigned to him by the Board of Directors.

Section 4-4. President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general, supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders, and, in the absence of ●the Chairman of the Board, of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. In general the President shall perform all duties incident to the office and such other duties as may be prescribed by the Board of Directors from time to time.

Section 4-5. Succession. In the absence of the President or in the event of his death, inability or refusal to act, the Board of Directors shall designate who shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The designated individual shall perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 4-6. Secretary. The Secretary or his designee shall attend all meetings of the Board of Directors and of the shareholders and record all votes and minutes of all proceedings in a book or books to be kept for that purpose. He shall keep in safe custody the seal of the corporation and affix it to any instrument when authorized, and he shall keep all the documents and records of the corporation as required by law or otherwise in a proper and safe manner. When required he shall prepare or cause to be prepared and available at each meeting of shareholders entitled to vote thereat, a list of shareholders indicating the number of shares of each respective class held by each. In general he shall perform all duties incident to the office of Secretary and such other duties as may be prescribed from time to time by the President or the Board of Directors.

Section 4-7. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in the corporate books. He shall deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board and disburse the funds of the corporation as may be ordered or authorized by the Board and preserve proper vouchers for such disbursements. He shall render to the President and the Board at the regular meetings of the Board, or whenever they require it, an account of all his transactions as Treasurer and of the financial condition of the corporation, and he shall render a full financial report at the annual meeting of the shareholders if so requested. The Treasurer shall be furnished, at his request, with such reports and statements as he may require from the corporate officers and agents as to all financial transactions of the corporation. In general he shall perform all duties as are given to him by these Bylaws or as from time to time are assigned to him by the Board of Directors or the President.

Section 4-8. Assistant Officers. The Board of Directors may elect (or delegate to the Chairman of the Board or to the President the right to appoint) such other officers and agents as may be necessary or desirable for the business of the corporation. Such other officers may include one or more assistant secretaries and treasurers who shall have the power and authority to act in place of the officer to whom they are elected or appointed as an assistant in the event of the officer's inability or unavailability to act in his official capacity.

Section 4-9. Sureties and Bonds. In case the Board of Directors shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sum and with such surety or sureties as the Board may direct. The bond shall be conditioned upon the officer's or agent's faithful performance of his duties to the corporation and include responsibility for negligence and for the accounting for all property, funds or securities of the corporation which may come into his hands.

ARTICLE FIVE

CERTIFICATES FOR SHARES

Section 5-1. Certificates. Each owner of stock of the corporation shall be entitled to have a certificate, in such form as shall be approved by the Board, certifying the number of shares of stock of the corporation owned by him. The certificates representing shares of stock shall be signed in the name of the corporation by the President or a Vice-President and by the Secretary or an Assistant Secretary and sealed with the seal of the corporation (which seal may be a facsimile, engraved or printed); provided, however, that where any such certificate is countersigned by a transfer agent or is registered by a registrar (other than the corporation or one of its employees), the signatures of the President, Vice-President, Secretary or Assistant Secretary upon such certificates may be facsimiles, engraved or printed. In case any officer who shall have signed such certificates shall have ceased to be such officer before such certificates shall be issued, they may nevertheless be issued by the corporation with the same effect as if such officers were still in office at the date of their issue.

Section 5-2. Lost or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 5-3. Transfer of Shares.

Section 5-3-1. Transfers of shares of stock of the corporation shall be made on the stock records of the corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon.

Section 5-3-2. The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Colorado.

ARTICLE SIX

DIVIDENDS AND FINANCES

Section 6-1. Dividends. Dividends may be declared and paid out of any funds legally available therefor under the laws of Colorado, as may be deemed advisable from time to time by the Board of Directors of the corporation. Before declaring any dividends, the Board may set aside out of net profits or earned or other surplus such sums as the Board may think proper as a reserve fund to meet contingencies or for other purposes deemed proper and in the best interests of the corporation.

Section 6-2. Moneys. The Board of Directors shall review and approve of all banking relationships established for the corporation. The moneys, securities, and other valuable effects of the corporation shall be deposited in the name of the corporation in such banks or trust companies as the Treasurer or his designee shall determine and shall be drawn out or removed only as may be authorized from time to time by the Treasurer or his designee.

ARTICLE SEVEN

CORPORATE SEAL

The seal of the corporation shall be circular in form and bear the name of the corporation and the word “Seal”. The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon an adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

ARTICLE EIGHT

EXECUTION OF INSTRUMENTS

All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the Board of Directors may from time to time designate.

ARTICLE NINE

ORDER OF BUSINESS

At all meetings of shareholders or of the Board of Directors, the order of business, as far as practicable, shall be as follows:

1.	Roll call and certifying proxies.
2.	Proof of notice of meeting or waiver of notice.
3.	Reading and approval of unapproved minutes.
4.	Reports of officers and committees.
5.	Election of officers or Directors.
6.	Voting on proposals by the shareholders
7.	Unfinished business.
8.	New business.
9.	Adjournment.

ARTICLE TEN

REFERENCES TO ARTICLES OF INCORPORATION

Reference to the Articles of Incorporation in these Bylaws shall include all amendments thereto or changes thereof unless specifically excepted.

ARTICLE ELEVEN

INDEMNIFICATION AND RELATED MATTERS

Section 11-1.       Power to Indemnify - Third Party Actions. The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation). This power to indemnify shall arise only by reason of the fact that the person is or was a Director, officer, employee or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The corporation shall have the power to indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Section 11-2. Power to Indemnify - Actions Brought in the Right of the Corporation. The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The corporation shall have the power to indemnify against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication or liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 11-3. Right to Indemnification. To the extent that a Director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 11-1 and 11-2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

Section 11-4. Determination of Entitlement to Indemnification. Any indemnification under Sections 11-1 and 11-2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 11-1 and 11-2. Such determination shall be made:

1.	by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or
2.	if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or
3.	by the shareholders.

Section 11-5. Advancement of Expenses. Expenses incurred in defending a civil or● criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 11-4 upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

Section 11-6. Savings Clause. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs and legal representatives of such a person.

Section 11-7. Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

ARTICLE TWELVE

FISCAL YEAR

The fiscal year of the corporation shall be designated by the Board of Directors.

ARTICLE THIRTEEN

BYLAW AMENDMENTS

The Bylaws may be amended, repealed or adopted by the majority vote of the Board of Directors at any regular or special meeting.

  DATE AMENDED: April 14, 2016